UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

inTEST Corporation
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: ______________________________________
	(2)	Aggregate number of securities to which transaction applies: ______________________________________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________

	(4)	Proposed maximum aggregate value of transaction: ______________________________________
	(5)	Total fee paid: ______________________________________
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: ______________________________________
	(2)	Form, Schedule or Registration Statement No.: ______________________________________
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	(4)	Date Filed: ______________________________________

inTEST CORPORATION
7 Esterbrook Lane
Cherry Hill, New Jersey 08003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 27, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of inTEST Corporation will be held at our offices, 7 Esterbrook Lane, Cherry Hill, New Jersey, on Wednesday, July 27, 2005, at 11:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	Election of the members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed June 1, 2005, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

June 24, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this proxy statement. The enclosed envelope requires no postage if mailed in the United States.

inTEST CORPORATION
7 Esterbrook Lane
Cherry Hill, New Jersey 08003

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 27, 2005

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation on or about June 24, 2005, in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2005 Annual Meeting of Stockholders, to be held on Wednesday, July 27, 2005, at 11:00 A.M. Eastern Daylight Time, at our offices, 7 Esterbrook Lane, Cherry Hill, New Jersey.

The following questions and answers present important information pertaining to the meeting:
Q:	Who is entitled to vote?
A:	Stockholders of record as of the close of business on June 1, 2005 may vote at the annual meeting.

Q:	How many shares can vote?
A:	There were 9,076,408 shares issued and outstanding as of the close of business on June 1, 2005. Every stockholder may cast one vote for each share owned.

Q:	What may I vote on?
A:	You may vote on the following items:
the election of eight directors who have been nominated to serve on our Board of Directors; and any other business that is properly presented at the meeting.

Q:	Will any other business be presented for action by stock-holders at the meeting?
A:

Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the Board recommend that I vote in the election of directors?
A:	The Board recommends a vote FOR each director nominee.

Q:	How do I vote my shares?
A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own inTEST shares directly: your proxy is being solicited directly by us, and you can vote by paper, telephone or Internet, or you can vote in person if you attend the meeting.

If you vote by paper, please do the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares FOR each of the nominees named on the proxy card and in their discretion on all other matters.

If you vote by telephone or over the Internet, you will find instructions on the enclosed proxy card that you should follow. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction card directly from the nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

If you hold your shares through a nominee and want to vote at the meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the meeting.

Q:	What is the effect if I fail to give instructions to my broker?
A:

Generally, banks, brokers and other nominees have discretionary authority to vote shares on matters that are deemed routine. The election of directors at this meeting is considered a routine matter. Therefore, brokers, banks and other nominees will have discretion to vote on the proposal without instructions from the stockholder, so if you fail to give instructions to your broker, your shares will be voted in favor of the election of the nominees for director.

Q:	What if I want to change my vote or revoke my proxy?
A:

A registered stockholder may change his or her vote or revoke his or her proxy, at any time before the meeting by notifying our corporate secretary, Hugh T. Regan, Jr., in writing, that you revoke your proxy. You may then vote in person at the meeting or submit a new proxy card. You may contact our Transfer Agent to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether they are received by Internet or telephone or by paper. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:

The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present at the meeting in order to convene the meeting.

Q:	How will directors be elected?
A:	A plurality of the votes cast at the meeting is required for the election of directors.

Q:	Do the directors and officers of inTEST have an interest in the outcome of the election?
A:

Our directors and officers will not receive any special benefit as a result of the outcome of the election, except that our non-employee directors will receive compensation for such service as described elsewhere in this proxy statement under the heading "Director Compensation."

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of June 1, 2005, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following June 1, 2005) of approximately 24% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the eight nominees for director.

Q:	Who will count the votes?
A:	Our Transfer Agent will count the votes cast by proxy. The Assistant Secretary of inTEST will count the votes cast in person at the meeting and will serve as the Inspector of Election.

Q:	What is the effect if I withhold my vote?
A:	Withheld votes will have no effect on the outcome of the election of directors.

Q:	Who can attend the meeting?
A:	All stockholders are invited to attend the meeting.

Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time. Officers and other employees of inTEST may solicit proxies in person or by telephone but will receive no special compensation for doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of June 1, 2005 (except where otherwise noted) by:

    each of our Named Executive Officers;
    each of our directors;
    all directors and executive officers as a group; and
    each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 9,076,408 shares of common stock outstanding as of June 1, 2005. We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by any person and the percentage ownership of that person, we have deemed shares of common stock subject to options held by that person that are currently exercisable or will become exercisable by July 30, 2005 to be outstanding. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

Name of Beneficial Owner	Shares Beneficially Owned As of June 1, 2005(1)(2)	Percent of Class (Approx.)
Directors and Named Executive Officers:
Alyn R. Holt (3)(4)	1,532,556	16.9%
Robert E. Matthiessen (5)	220,419	2.4%
Daniel J. Graham (6)	217,260	2.4%
Hugh T. Regan, Jr. (7)	38,600	*
Dale E. Christman (8)	42,000	*
Richard O. Endres (9)	33,197	*
Stuart F. Daniels, Ph.D. (10)	43,282	*
James J. Greed, Jr. (11)	16,000	*
Joseph A. Savarese (12)	15,000	*
James W. Schwartz, Esq. (13)	16,000	*
Thomas J. Reilly, Jr. (14)	5,000
All directors and executive officers as a group (12 individuals) (15)	2,211,314	23.8%

Five Percent Stockholders:
Rutabaga Capital Management (16)	1,127,159	12.4%
Wasatch Advisors, Inc. (17)	1,013,340	11.2%
FMR Corp. (18)	868,000	9.6%
___________________________________ * Denotes less than one percent of class.
(1)	Includes shares that may be acquired within sixty days after June 1, 2005 ("Option Shares") through the exercise of stock options.

(2)

Includes shares of restricted stock ("Restricted Shares") that will vest as follows: 25% on the one year anniversary of the date of grant, and 25% on each subsequent anniversary of such date subject to certain conditions, including, but not limited to, the continued employment by, or service to, the Corporation of the respective beneficial owner through each such vesting date, with full vesting upon death, disability, or change of control. The beneficial owner will not have investment power over such Restricted Shares, and such Restricted Shares will not be delivered to the beneficial owner, until such Restricted Shares are vested. Each beneficial owner has sole voting power over all of the Restricted Shares awarded to him, notwithstanding such future vesting of the other rights of ownership of the Restricted Shares.

(3)	The address of the stockholder is: c/o inTEST, 7 Esterbrook Lane, Cherry Hill, New Jersey 08003.

(4)

Includes 200,000 shares owned by The Alyn R. Holt Trust f/b/o Kristen Holt Thompson, 115,000 shares owned by The Holt Charitable Remainder Trust and 24,000 shares owned by The Alyn R. Holt Year 2001 Irrevocable Trust. Excludes 150,427 shares owned by Mr. Holt's spouse. Mr. Holt disclaims beneficial ownership of the shares owned by his spouse.

(5)	Excludes 61,618 shares owned by Mr. Matthiessen's spouse. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse. Includes 124,000 Option Shares and 35,000 Restricted Shares.

(6)

Excludes 129,000 shares owned by Mr. Graham's spouse and 8,500 shares held in trust for the benefit of Mr. Graham's minor child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and child. Includes 20,000 Restricted Shares.

(7)	Includes 12,500 Option Shares and 20,000 Restricted Shares.

(8)	Includes 22,000 Option Shares and 20,000 Restricted Shares.

(9)	Excludes 10,000 shares owned by Mr. Endres' spouse. Mr. Endres disclaims beneficial ownership of the shares owned by his spouse. Includes 5,000 Restricted Shares.

(10)	Includes 20,000 Option Shares and 12,000 Restricted Shares.

(11)	Includes 10,000 Option Shares and 5,000 Restricted Shares.

(12)	Includes 10,000 Options Shares and 5,000 Restricted Shares.

(13)	Includes 1,000 shares owned by Mr. Schwartz's spouse, 10,000 Option Shares and 5,000 Restricted Shares.

(14)	Includes 5,000 Restricted Shares.

(15)	Includes 220,500 Option Shares and 152,000 Restricted Shares.

(16)

According to a Schedule 13G filed with the SEC on January 16, 2005, as of December 31, 2004, Rutabaga Capital Management, an investment advisor in accordance with Section 203 of the Investment Advisors Act of 1940, reported that it is the beneficial owner of 1,127,159 shares of inTEST common stock. The principal business office of Rutabaga Capital Management is located at 64 Broad Street, 3rd Floor, Boston, MA 02109

(17)

According to a Schedule 13G filed with the SEC on February 14, 2005, as of December 31, 2004, Wasatch Advisors, Inc., an investment advisor in accordance with Section 203 of the Investment Advisors Act of 1940, reported that it is the beneficial owner of 1,013,340 shares of inTEST common stock. The principal business office of Wasatch Advisors, Inc. is located at 150 Social Hall Avenue, Salt Lake City, UT 84111.

(18)

According to a Schedule 13G/A filed with the SEC on December 10, 2002, as of November 30, 2002, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., reported that it is the beneficial owner of the 868,000 shares as a result of acting as investment adviser to Fidelity Low Priced Stock Fund, an investment company registered under Section 8 of the Investment Company Act of 1940 that owns the 868,000 shares. The address or principal business office of each of Fidelity Management & Research, FMR and Fidelity Low Priced Stock Fund is 82 Devonshire Street, Boston MA 02109. Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a director of FMR, and other members of the Edward C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR and the execution of a stockholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Edward C. Johnson 3d, Fidelity Management & Research, FMR (through its control of Fidelity Management & Research) and Fidelity Low Priced Stock Fund each has sole power to dispose of the shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by Fidelity Low Priced Stock Fund, which power resides with, and is directed by, the Board of Trustees of Fidelity Low Priced Stock Fund.

ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of not less than five directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified. The number of directors that presently constitute the entire Board is nine; however, the Board has been fixed at eight members following the Annual Meeting of Stockholders, as Daniel J. Graham will not stand for re-election. See "Nominating Procedures" for further discussion.

At the meeting, eight directors are to be elected to serve until the 2005 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Listed below are the eight nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of a substitute designated by our management, unless a contrary instruction is given on the proxy card. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

The names of the persons nominated for election, each of whom presently serves as a director, are listed below, together with their ages and certain other information as of June 1, 2005.

Name	Age	Position
Alyn R. Holt	67	Chairman
Robert E. Matthiessen	60	President, Chief Executive Officer and Director
Richard O. Endres	79	Director
Stuart F. Daniels, Ph.D	64	Director
James J. Greed, Jr.	66	Director
Joseph A. Savarese	68	Director
James W. Schwartz, Esq.	70	Director
Thomas J. Reilly, Jr.	65	Director

Biographical and Other Information Regarding inTEST's Directors

Alyn R. Holt is a co-founder of inTEST Corporation and has served as Chairman since our inception in September 1981. Mr. Holt also served as our Chief Executive Officer from September 1981 to August 1998.

Robert E. Matthiessen has served as our Chief Executive Officer since August 1998 and our President since February 1997. Mr. Matthiessen also served as our Chief Operating Officer from December 1997 to August 1998. Prior to that, Mr. Matthiessen served as our Executive Vice President after joining us in October 1984. Mr. Matthiessen has served as a director since February 1997.

Richard O. Endres has served as a director since April 1982. Since 1976, he has served as President of VRA, Inc., a provider of business planning and financial services for technology-based companies.

Stuart F. Daniels, Ph.D. is a co-founder of inTEST Corporation and served as our Vice President and a director in 1982. Dr. Daniels was reappointed as a director in April 1997. In March 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology assessment, protection and commercialization consulting. From 1980 to December 1995, Dr. Daniels held several management positions with Siemens Corporation and its subsidiaries.

James J. Greed, Jr. has served as a director since our acquisition of Temptronic in March 2000. From April 1991 to December 1999, Mr. Greed was President of VLSI Standards, Inc., a leading supplier of calibration standards to the semiconductor and related industries. Following his retirement from VLSI, Mr. Greed founded Foothill Technology, a consulting firm, and has served as its Principal since its inception. From July 1992 through December 1999, Mr. Greed also served on the board of directors of Semiconductor Equipment and Materials International ("SEMI"), an international trade association, serving as chairman for the 1996-1997 term and chairman of its International Standards Committee since 1994.

Joseph A. Savarese has served as a director since April 2004. From June 1994 to December 2002, Mr. Savarese served as Vice President of Business Development of Electroglas, Inc., a publicly traded company that develops wafer probing technologies.

James W. Schwartz, Esq. has served as a director since April 2004. Mr. Schwartz was a partner at Saul Ewing LLP, the Company's law firm, from September 1968 until his retirement in December 2003, where he served as legal counsel to various corporations, partnerships, other entities and individuals. From January 2004 to December 2004, Mr. Schwartz was a Special Counsel of Saul Ewing, and since January 2005, Mr. Schwartz has been Of Counsel to Saul Ewing.

Thomas J. Reilly, Jr. was elected to serve as a director on May 3, 2005. From 1976 to 1996 Mr. Reilly served as an audit partner at Arthur Andersen LLP where he was involved in the audits of public and private companies. Mr. Reilly also serves on the board of directors of Astea International Inc., a publicly traded company that develops, markets and supports service management software solutions.

Our Board of Directors has determined that each of Messrs. Greed, Endres, Schwartz, Savarese and Reilly meet the independence requirements of Nasdaq Marketplace Rule 4200.

Committees of the Board of Directors

Our Board of Directors has five standing Committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Intellectual Property Committee. Copies of the charters of each of these committees are posted on our website: www. intest.com.

The Executive Committee is appointed by the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs during intervals between meetings of the Board of Directors, and to provide oversight of, and make recommendations to, the Board of Directors regarding corporate initiatives and strategies. Members of the Committee meet routinely to discuss ongoing initiatives, strategies and developments. The Committee consists of Alyn R. Holt, Chairman, Robert E. Matthiessen, Daniel J. Graham, Stuart F. Daniels and James W. Schwartz, Esq. The Committee held six meetings during 2004.

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our financial management and controls. The Committee's primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2004, the Committee consisted of Richard O. Endres, Chairman, Gregory W. Slayton, James J. Greed, Jr., James W. Schwartz, Esq., and Joseph A. Savarese. Mr. Slayton resigned in March 2005, and Thomas J. Reilly joined the Committee in May 2005. In the opinion of the Board of Directors, each of the members of the Committee is independent within the meaning of Rule 4200 of the listing standards of The Nasdaq Stock Market ("Nasdaq"). The Committee held four meetings during 2004.

The Compensation Committee is appointed by the Board of Directors to review, evaluate and make recommendations to the Board regarding salaries and incentive compensation for our executive officers and administers our 1997 Stock Plan with respect to key employees. During 2004, the Committee consisted of Stuart F. Daniels, Ph.D., Chairman, Richard O. Endres, Alyn R. Holt, Gregory W. Slayton, James J. Greed, Jr., James W. Schwartz, Esq. and Joseph A. Savarese. Mr. Slayton resigned in March 2005, and Thomas J. Reilly joined the Committee in May 2005. The Committee held three meetings during 2004.

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to select and recommend to the Board the director nominees to be presented for election at future annual meetings of stockholders and to review and assess our corporate governance procedures. During 2004, the Committee consisted of James J. Greed, Jr., Chairman, Richard O. Endres, Gregory W. Slayton, James W. Schwartz, Esq. and Joseph A. Savarese. Mr. Slayton resigned in March 2005, and Thomas J. Reilly joined the Committee in May 2005. In the opinion of the Board of Directors, each of the members of the Committee is independent within the meaning of Rule 4200 of the listing standards of The Nasdaq Stock Market ("Nasdaq"). See "Nominating Procedures" for information regarding the process for identifying and evaluating nominees, procedures for shareholder nominations and director qualifications. The Committee held no meetings during 2004.

The Intellectual Property Committee is appointed by the Board of Directors to review, evaluate and make recommendations to the Board regarding the development, protection, and acquisition of intellectual property that is or may be used in our business. The Committee consists of Stuart F. Daniels, Ph.D., Chairman, Alyn R. Holt, Robert E. Matthiessen, and Daniel J. Graham. The Committee held ten meetings in 2004.

Meetings

During the year ended December 31, 2004, the Board of Directors held a total of six meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board of Directors are encouraged, but not required, to attend our annual meetings of stockholders. Six of our directors attended the 2004 Annual Meeting held on July 28, 2004.

Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board of Directors or with a particular director may send a letter addressed to our Secretary at 7 Esterbrook Lane, Cherry Hill, NJ 08003. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Security Holder Board Communication" or "Security Holder Director Communication." All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the directors specified on the envelope, or if none, the Chairman of the Board of Directors.

Director Compensation

In November 2004, in conjunction with our cost containment initiative, we instituted a 20% reduction in directors' fees. We currently pay non-employee directors an annual retainer fee of $20,000. Non-employee members of the Executive Committee are paid an additional annual retainer of $12,000. In recognition of their increased responsibility and service, the Chairmen of the Committees of the Board are paid an additional annual fee as follows: the Chairman of the Audit Committee is paid an additional annual fee of $12,000; the Chairman of the Compensation Committee is paid an additional annual fee of $8,000; the Chairman of the Intellectual Property Committee is paid an additional annual fee of $60,000; and the Chairman of the Nominating and Corporate Governance Committee is paid an additional annual fee of $8,000. In addition, we reimburse non-employee directors' travel expenses and other costs associated with attending board or committee meetings.

In conjunction with the reduction of directors' cash fees, the non-employee directors were awarded shares of restricted stock under our 1997 Stock Plan during 2004. The awards were granted on November 23, 2004 and are subject to a four-year vesting period with 25% of the shares vesting each year beginning November 23, 2005. Specifically, Dr. Daniels received 12,000 shares, and Messrs. Endres, Greed, Savarese and Schwartz each received 5,000 shares.

As a result of their election to join the Board, on May 3, 2004, Messrs. Savarese and Schwartz were granted options to purchase 10,000 shares of our common stock, which became fully exercisable on November 3, 2004, six months after the date of grant. The exercise price of the options is $5.66, the fair market value on the date of issuance.

As a result of his election to join the Board, on May 6, 2005, Mr. Reilly was granted options to purchase 10,000 shares of our common stock, which will become fully execisable on November 6, 2005, six months after the date of grant. The exercise price of the options is $3.25, the fair market value on the date of issuance. In addition, Mr. Reilly was awarded 5,000 shares of restricted stock under the Plan subject to a four-year vesting period with 25% of the shares vesting each year beginning on May 6, 2006.

We do not pay additional cash compensation to our officers for their service as directors.

Nominating Procedures

As described under "Committees of the Board of Directors," in 2004 our Board of Directors established a Nominating Committee that is responsible for the identification and evaluation of director nominees. During 2005, the responsibilities of the Committee were expanded to include oversight of corporate governance matters and the Committee was renamed the "Nominating and Corporate Governance Committee."

In order to identify and evaluate director nominees, the Committee begins by annually assessing the qualifications, expertise, performance and willingness to serve of each current director. If as a result of such assessment, or at any other time during the year, the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Committee and the Board. The candidates will be prioritized and determination made as to whether a member of the Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact would be initiated by a search firm. The Chairman and one or more members of the Committee or the Board will interview the prospective candidate. Evaluations and recommendations of the interviewers will be shared with the Committee for final evaluation. The Committee will then meet to consider such recommendations and to determine which candidate (or candidates) it will recommend to the Board for approval. The Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

During 2005, following the resignation of Mr. Slayton, the Board of Directors was not in compliance with Nasdaq's rule that a majority of the directors be independent as defined in Nasdaq Rule 4200. Mr. Reilly was identified by our counsel as a candidate with experience in public accounting and auditing such that he would qualify as an "audit committee financial expert." Mr. Holt and each of the members of the Board met with Mr. Reilly. Mr. Reilly was unanimously approved to be recommended for election to the Board by the members of the Committee (constituting all of the independent directors) and unanimously elected by the Board. As a result of Mr. Reilly's election to the Board, the Board of Directors is again in compliance with Nasdaq's majority independent rule. To ensure future compliance with this rule, the Board determined that it would reduce the number of employee directors on the Board. Consequently, Mr. Graham has agreed that he will not seek re-election to the Board, and the number of directors constituting the Board will be reduced to eight following the Annual Meeting. Each of the nominees for director included in this proxy statement were recommended by the Chairman and the non-employee directors who serve on the Committee and approved by all of the independent directors, the non-employee directors, and the management directors (including the Chairman, the Chief Executive Officer and the General Manager of the Manipulator and Docking Hardware Product Segment).

We will consider director candidates recommended by our stockholders. Pursuant to policies adopted by the Board of Directors, recommendations with regard to nominees for election to the Board of Directors at future annual meetings of stockholders may be submitted in writing, received by the Secretary of inTEST at least 60 days prior to the date on which inTEST first mailed its proxy materials for the prior year's annual meeting of stockholders, or, if inTEST did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the Annual Meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of inTEST which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing stockholder(s), and (vi) the number of shares of common stock owned by the proposing stockholder(s).

Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including (i) expertise in finance, economics, technology or markets related to the business in which inTEST and its subsidiaries may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and inTEST's charter and bylaws.

Recommendation

The Board of Directors recommends a vote "FOR" the election of each of the nominees to the Board of Directors named above.

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages as of June 1, 2005 are as follows:
Name	Age	Position
Alyn R. Holt	67	Chairman
Robert E. Matthiessen	60	President, Chief Executive Officer and Director
Hugh T. Regan, Jr.	45	Secretary, Treasurer and Chief Financial Officer
Daniel J. Graham	59	General Manager-Manipulator and Docking Hardware Product Segment and Vice Chairman
James Pelrin	53	General Manager-Temperature Management Product Segment
Dale E. Christman	54	General Manager- Tester Interface Product Segment

Biographical and Other Information Regarding the Executive Officers of inTEST

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the Annual Meeting of Stockholders next succeeding his election and until his successor is elected and qualified.

Alyn R. Holt. See "Election of Directors."

Robert E. Matthiessen. See "Election of Directors."

Hugh T. Regan, Jr. has served as our Treasurer and Chief Financial Officer since joining us in April 1996 and has served as Secretary since December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

Daniel J. Graham has served as General Manager - Manipulator and Docking Hardware Product Segment since November 2004. Prior to that, Mr. Graham served as our Chief Technology Officer from April 2004 to November 2004, our Executive Vice President from October 2001 to November 2004 and as our Senior Vice President from June 1998 until October 2001. Mr. Graham is a co-founder of inTEST Corporation and has served as a director since June 1988 and as our Vice Chairman since October 1998.

James Pelrin has served as General Manager - Temperature Management Product Segment since November 2004. Prior to that, Mr. Pelrin served as the General Manager of Temptronic Corporation, our subsidiary, since joining us in October 2001. From July 1999 to June 2001, Mr. Pelrin served as Vice President and General Manager of Accusonic Technologies, Inc., a privately held company that designs and manufactures hydro-acoustic measurement systems.

Dale E. Christman has served as our General Manager - Tester Interface Product Segment since November 2004. Prior to that, Mr. Christman served as General Manager of inTEST Silicon Valley Corporation, formerly inTEST Sunnyvale Corporation, since joining us in March 2001. From November 1997 to March 2001, Mr. Christman served as President of ICOS Vision Systems, Inc., the United States wholly owned subsidiary of ICOS Vision Systems Corporation NV, a Belgian public company that develops and supplies inspection equipment primarily in the back-end semiconductor and electronics assembly markets.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation we paid for services rendered during the years ended December 31, 2004, 2003, and 2002, to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as such at December 31, 2004. These officers are referred to elsewhere in this proxy statement as our "Named Executive Officers."

Summary Compensation Table
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards($)		Securities Underlying Options(#)		All Other Compensation

Robert E. Matthiessen President, Chief Executive Officer and Director	2004 2003 2002	$289,761 216,485 207,744	$18,610 -- --	(1)	$168,000 -- --	(2)	-- 125,000 --	(3)	$25,581 34,941 35,958	(4) (4) (4)

Alyn R. Holt Chairman	2004 2003 2002	$279,840 270,800 239,530	-- -- --		-- -- --		-- -- --		$10,303 19,599 22,451	(5) (5) (5)

Hugh T. Regan, Jr. Treasurer, Secretary and Chief Financial Officer	2004 2003 2002	$185,128 165,770 155,003	$40,000 -- --	(1)	$96,000 -- --	(2)	-- 50,000 --	(3)	$5,850 1,102 3,567	(6) (6) (6)

Daniel J. Graham General Manager-Manipulator and Docking Hardware Product Segment and Vice Chairman	2004 2003 2002	$203,637 180,947 169,989	$9,305 -- --	(1)	$96,000 -- --	(2)	-- -- --		$5,852 1,102 3,830	(7) (7) (7)

Dale E. Christman (8) General Manager-Tester Interface Product Segment	2004	$182,769	$29,708	(1)	$96,000	(2)	--		$ 5,848	(9)

_______________________
(1)	Paid in 2005.

(2)

On November 23, 2004, restricted stock awards were granted to Messrs. Matthiessen (35,000 shares), Regan (20,000 shares), Graham (20,000 shares) and Christman (20,000 shares) subject to vesting over four years with 25% of the shares vesting each year beginning on November 23, 2005, and full vesting upon death, disability or change of control. The value of these shares based on the closing price of our common stock on December 31, 2004 was $153,650, $87,800, $87,800 and $87,800, respectively. Dividends, if any, are payable on shares of restricted stock to the same extent as paid on our common stock, generally. These restricted stock awards are the only awards of this type to date, and thus constitute the aggregate holdings at December 31, 2004.

(3)

These options were issued six months and one day after the cancellation of a like number of options pursuant to a voluntary stock option exchange program commenced August 16, 2002. Under the program, participants were given the right to forfeit outstanding stock options previously granted to them with an exercise price greater than or equal to $9.5625 per share, in exchange for the right to receive a new option to buy shares of our common stock to be granted on February 24, 2003. The exercise price of the new options was equal to $3.04, the fair market value of our common stock on the new grant date. The exchange program did not result in any compensation charges or variable option plan accounting, as it complied with Interpretation No. 44, Accounting for Certain Transactions Involving Stock-Based Compensation.

(4)

Includes $1,102, $1,102 and $1,265 for premiums paid on life insurance for Mr. Matthiessen in 2004, 2003, and 2002, respectively; $4,750 and $3,045 for matching contributions to Mr. Matthiessen's 401(k) Plan account in 2004 and 2002, respectively; $19,729 and $33,839 for serving as a director of inTEST Kabushiki Kaisha and inTEST PTE Ltd in 2004 and 2003, respectively; and $31,648 for serving as a director of inTEST Limited, inTEST Kabushiki Kaisha and inTEST PTE Ltd in 2002.

(5)

Includes $1,102, $1,102 and $1,265, for premiums paid on life insurance for Mr. Holt in 2004, 2003 and 2002, respectively; $4,750 and $2,067 for matching contributions to Mr. Holt's 401(k) Plan account in 2004 and 2002, respectively; and $4,451, $18,496 and $19,119 for serving as a director of inTEST Kabushiki Kaisha in 2004, 2003 and 2002, respectively.

(6)

Includes $1,100, $1,102 and $1,216 for premiums paid on life insurance for Mr. Regan in 2004, 2003 and 2002, respectively; and $4,750 and $2,351 for matching contributions to Mr. Regan's 401(k) Plan account in 2004 and 2002, respectively.

(7)

Includes $1,102, $1,102 and $1,244 for premiums paid on life insurance for Mr. Graham in 2004, 2003, and 2002, respectively; and $4,750 and $2,586 for matching contributions to Mr. Graham's 401(k) Plan account in 2004 and 2002, respectively.

(8)	Effective November 2004, Mr. Christman began serving as General Manager - Tester Interface Product Segment.

(9)	Includes $1,098 for premiums paid on life insurance in 2004; and $4,750 for matching contributions to Mr. Christman's 401(k) Plan account in 2004.

Stock Options

We did not grant any stock options during the year ended December 31, 2004 to the Named Executive Officers.

Exercise of Stock Options and Option Values

The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options for each of our Named Executive Officers who exercised options during the year ended December 31, 2004 or who held options at December 31, 2004:

Aggregated Option Exercises in 2004 and December 31, 2004 Option Values
	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options At 12/31/04		Value of Unexercised In-the-Money Options At 12/31/04 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Matthiessen	1,000	$ 5,909	92,750	31,250	$125,213	$42,188
Hugh T. Regan, Jr	87,500	$413,166	-	12,500	-	$16,875
Dale E. Christman __________________	-	-	16,000	14,000	$ 1,560	$ 2,340

(1)

Based upon the closing price for our common stock as reported on the Nasdaq National Market System on December 31, 2004 of $4.39 less the exercise price. Value of unexercised in-the-money options does not reflect the value of any stock options where the exercise price is greater than, or equal to, the closing price of our common stock on December 31, 2004.

Stock Performance Graph

The following graph shows a comparison of cumulative total returns during the period commencing on December 31, 1999, and ending on December 31, 2004, for inTEST, the Nasdaq Market Composite Index and a composite index (the "Peer Group Index") of public companies engaged in manufacturing back-end automatic test equipment with five or more years of public trading. The companies included in the Peer Group Index consist of Aehr Test Systems, Aetrium Incorporated, Cohu, Inc., Credence Systems Corporation, Electroglas, Inc., LTX Corporation, Micro Component Technology, Inc. and Teradyne, Inc. The comparison assumes $100 was invested on December 31, 1999 in our common stock and in each of the foregoing indices and assumes the reinvestment of all dividends, if any.

[CHART EXCLUDED]
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
inTEST Corporation	$100.00	$35.42	$28.34	$26.62	$33.84	$24.40
Nasdaq Market Composite Index	$100.00	$60.82	$48.18	$33.13	$49.95	$54.53
Peer Group Index	$100.00	$55.85	$49.68	$21.21	$39.56	$27.10

The historical stock price performance of our common stock is not necessarily indicative of future performance.

Compensation Committee Report on Executive Officer Compensation

The Compensation Committee is appointed by the Board of Directors to review, evaluate, and make recommendations to the Board of Directors regarding the compensation and benefit programs of our executive officers and to administer our equity-based compensation plan with respect to executive officers and other employees. During early 2004, the members of the Committee were Dr. Daniels and Messrs. Endres, Holt, Slayton and Greed. Messrs. Savarese and Schwartz joined the Compensation Committee in April 2004, and Mr. Reilly joined the Committee in May 2005. Mr. Slayton resigned from the Board effective May 1, 2005.

Charter. In April 2004, the Board of Directors adopted a charter pursuant to which the Compensation Committee operates. A copy of the charter is posted on our website: www.intest.com. Also in April 2004, the Committee adopted the practice of requiring the recommendation of a majority of the independent directors of the Board (all of whom serve on the Committee) before Committee action to recommend executive officer compensation to the full Board.

Compensation Philosophy and Objectives. The Committee is committed to the general principle that overall executive compensation should be commensurate with our performance and the performance of the individual executive officers, and that long-term incentives awarded to such executive officers should be aligned with the interests of our stockholders. The primary objectives of our executive compensation program are to attract and retain executive officers who will contribute to our long-term success, to reward the achievement of our desired goals, and to provide compensation opportunities that are linked to our performance and that directly link the interests of our executive officers with the interests of our stockholders.

Our executive compensation consists of three components: salary, bonus and long-term incentive compensation. In determining the compensation of our executive officers, including our CEO, the Committee considers a number of factors, including our performance, both separately and in relation to other companies within the semiconductor capital equipment industry, the individual performance of each executive officer, comparative analyses of compensation levels and stock grants at other companies (including, for example, the companies comprising our peer group as that term is used in our performance graph and other companies of comparable revenue level, industry segment and geographic location), our historical compensation levels and stock awards, the overall competitive environment for executive officers, the level of compensation necessary to attract and retain key executive officers, and cost-of-living in the several geographic areas in which our operations are located. Compensation of individual executive officers may be greater or less than the compensation of similarly designated officers of other companies within the semiconductor equipment industry based upon consideration of one or more of the foregoing factors.

Salary. Prior to 2004, the base salaries of our executive officers (including our CEO) had been subject to a salary freeze, following salary reductions ranging from 20% to 30% taken during 2001 and 2002 affecting all of our executive officers.

In April 2004, based upon our operating performance and forecast of our 2004 operating results, we increased the salaries of all of our executive officers (other than our Chairman who declined an increase), implementing a 10% increase to their 2001 pre-reduction base salaries. Later in the year, after the state of the industry reversed, we implemented an organizational restructuring and salary reduction program. In connection with this program, we reduced the salaries of our Chief Executive Officer ("CEO") and certain other executive officers by 20%. The salaries of our CFO and Chairman were further adjusted in early 2005, to reflect a competitive compensation level appropriate for a CFO of a public company. To offset this increase to the CFO's base salary, and to preserve cash as we restructured our operations, we approved the Chairman's proposal of an equal salary reduction for himself.

Long-Term Incentive Compensation. The Committee periodically considers whether to grant awards of stock options or restricted stock under our stock plan to specific executive officers based on factors including: the executive officer's position; his or her performance and responsibilities; the extent to which he or she already holds our equity; equity participation levels of comparable executive officers and key employees at other similar companies; the extent to which cash compensation reflects competitive inducement; and the executive officer's individual contribution to our overall performance. The stock plan does not provide any formula for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as the future anticipated performance and responsibilities of the executive officer in question.

In November 2004, we awarded shares of restricted stock under the stock plan to our CEO and other executive officers (other than our Chairman). With respect to the CEO and certain other executive officers, such awards partially offset the effect of their salary reductions. In addition, such awards also recognized the contributions of such officers to our performance. Such shares of restricted stock will vest in increments of 25% per year commencing in November 2005 and continuing through November 2008.

Bonus. During 2005, we paid bonuses to our CEO, CFO and former Chief Technology Officer ("CTO") based upon our operating performance in 2004. The bonuses paid to the CEO and former CTO were based upon a percentage of our pre-tax profits, according to their respective responsibilities. The bonus paid to our CFO was based upon the recommendation of the CEO within the pre-established range set by the Committee.

Summary. In summary, it is the opinion of the Committee that the executive compensation program provides the necessary total remuneration package to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Mr. Reilly does not appear as signatory to this Committee's Report because he was not a member of the Committee at the time any of the matters described in the Report were acted upon.

Compensation Committee:
Stuart F. Daniels, Ph.D., Chairman
Richard O. Endres
James J. Greed, Jr.
Alyn R. Holt
Joseph A. Savarese
James W. Schwartz, Esq.

Change of Control Agreements

On April 17, 2001, we entered into Change of Control Agreements with Messrs. Matthiessen and Regan. These Change of Control Agreements provide that, upon termination of their employment with us without cause (as defined in the agreements) within two years following a change of control (as defined in the agreements), or termination by the executive officer for good reason (as defined in the agreements) within two years following a change of control, each is entitled to the following for a period of one year following termination:
a.	payment of base salary on the same basis paid immediately prior to termination;
b.

payment of any bonus the executive officer would otherwise be eligible to receive for the year in which the termination occurs and for that portion of the following year which falls within a period of one year following termination; and

c.	continuation of all fringe benefits the executive officer was receiving immediately prior to the termination.

Notwithstanding the above, the benefits under the Change of Control Agreements will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

On November 23, 2004, certain of our Named Executive Officers were granted awards of restricted stock, as described in Footnote 2 to the Summary Compensation Table. Pursuant to the applicable Restricted Stock Award Agreements, these awards of restricted stock are subject to full vesting upon a change of control (as defined in such agreements).

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee consisted of Dr. Daniels, Chairman, and Messrs. Endres, Holt, Slayton, Greed, Savarese and Schwartz. Mr. Holt is one of our executive officers. Mr. Slayton resigned from the Board effective as of the close of business on March 1, 2005, and Mr. Reilly joined the Committee on May 3, 2005. We utilize the legal services of Saul Ewing LLP, a Philadelphia law firm. During 2004, Mr. Schwartz was a Special Counsel of Saul Ewing LLP. Mr. Schwartz is presently Of Counsel to Saul Ewing LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been our independent registered public accounting firm ("IRPA Firm") since our incorporation in 1981. KPMG LLP audited our consolidated financial statements for the fiscal year ended December 31, 2004. A representative of KPMG LLP is expected to be present at the meeting. The representative will be given an opportunity to make a statement if desired and will be available to respond to appropriate questions by stockholders.

Our Audit Committee has not yet appointed an IRPA Firm for the fiscal year ending December 31, 2005. While we have been satisfied with the services of KPMG LLP, as part of our cost-containment initiatives, we are scrutinizing all costs, including those of our IRPA Firm. Consequently, our Audit Committee is in the process of evaluating IRPA Firms and has solicited proposals from KPMG LLP and several other IRPA Firms. We intend to appoint an IRPA Firm before the end of the second quarter.

The following table sets forth the aggregate fees billed by KPMG LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2004 and 2003 and for other services billed during fiscal years 2004 and 2003.
Fee Category:	2004	2003
Audit Fees	$344,857	$216,784
Audit-Related Fees	-	-
Tax Fees	21,906	38,112
All Other Fees	-	-

Total Fees	$366,763	$254,896

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for the fiscal years 2004 and 2003, respectively, included in quarterly reports during those years and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax fees billed for compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance and assistance with tax audits and appeals. Other tax services consist of fees billed for other miscellaneous tax consulting.

All Other Fees: Consists of fees for all other services other than those reported above.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to Mr. Endres, the Chairman of the Audit Committee, and if Mr. Endres is unavailable, to Mr. Greed, to pre-approve specific permitted services. Any such approval must be reported to the Audit Committee at its next meeting. The Audit Committee did not approve any services pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2004.

Audit Committee Report

During early 2004, the Committee consisted of the following members of our Board of Directors: Richard O. Endres, Chairman, Gregory W. Slayton, and James J. Greed, Jr. Messrs. Savarese and Schwartz joined the Committee in April 2004. Mr. Slayton resigned in March 2005, and Mr. Reilly joined the Audit Committee in May 2005. The Board of Directors has determined that Mr. Reilly is an audit committee financial expert as that term is defined in Item 401 of Regulation S-K. The Committee operates pursuant to a written charter adopted by our Board of Directors which is available on our website: www.intest.com.

The Committee has reviewed and discussed our audited consolidated financial statements with management. The Committee has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committees) with KPMG LLP, our independent registered public accounting firm ("IRPA Firm") for the year ended December 31, 2004. The Committee has received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the IRPA Firm's independence from us and our subsidiaries) and has discussed with KPMG LLP their independence from us and our related entities.

Based on the review and discussions referenced above, the Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Mr. Reilly does not appear as a signatory to this Committee's Report because he was not a member of the Committee at the time any of the matters described in this Committee Report were acted upon.

Audit Committee:
Richard O. Endres, Chairman
James J. Greed, Jr.
Joseph A. Savarese
James W. Schwartz, Esq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company utilizes the legal services of Saul Ewing LLP, a Philadelphia law firm. Mr. Schwartz was a Partner in that law firm until his retirement in December 2003. During 2004, Mr. Schwartz was a Special Counsel of Saul Ewing LLP. Mr. Schwartz is presently Of Counsel to Saul Ewing LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during 2004, all Section 16(a) filing requirements applicable to these officers, directors and greater than ten-percent beneficial owners were timely met except that the initial holdings of Mr. Pelrin and Mr. Christman and a subsequent transaction for each of Mr. Pelrin and Mr. Christman were reported late.

STOCKHOLDER PROPOSALS

Stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2006 must send their proposals to Hugh T. Regan, Jr., Secretary (at 7 Esterbrook Lane, Cherry Hill, New Jersey 08003), not later than February 24, 2006. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders' proposals in order to be considered for inclusion in our proxy statement relating to that meeting.

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2006 and not intending to have such proposals included in our next proxy statement must send their proposals to Hugh T. Regan, Jr., Secretary (at the address given above) not later than May 10, 2006. If notification of a stockholder proposal is not received by such date, management's proxies may vote, in their discretion, any and all of the proxies received in that solicitation.

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2004 (which includes our Annual Report on Form 10-K, including our consolidated financial statements and consolidated financial statement schedule required to be filed with the Securities and Exchange Commission), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

MISCELLANEOUS

Where information contained in this proxy statement rests peculiarly within the knowledge of a person other than one of our officers or directors, we have relied upon information furnished by that other person.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

June 24, 2005

APPENDIX A
PROXY CARD

Proxy
inTEST CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
JULY 27, 2005

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF inTEST CORPORATION

The undersigned, revoking any contrary proxy previously given, hereby appoints Robert E. Matthiessen and Hugh T. Regan, Jr., and each of them jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held July 27, 2005, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on June 1, 2005, with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the meeting or any postponement or adjournment of the Annual Meeting of Stockholders and which are not known to the Board of Directors of inTEST Corporation a reasonable time before this solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES TO SERVE AS DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Has your address changed?	Do you have any comments?
_________________________________________ _________________________________________ _________________________________________	_________________________________________ _________________________________________ _________________________________________

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/intt	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

Please mark votes
as in this example [ X ]

inTEST CORPORATION
1.	ELECTION OF DIRECTORS (Term to expire at 2006 Annual Meeting).

(01) Alyn R. Holt, (02) Robert E. Matthiessen, (03) Richard O. Endres, (04) Stuart F. Daniels, Ph.D., (05) James W. Greed, Jr., (06) Joseph A. Savarese, (07) James W. Schwartz, Esq., and (08) Thomas J. Reilly, Jr.

	[ ]	FOR ALL NOMINEES	[ ]	WITHHELD FROM ALL NOMINEES
[ ] FOR ALL NOMINEES EXCEPT THOSE WHOSE NAMES ARE WRITTEN HERE: _____________________________________________________________________
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof and matters incident to the conduct of the meeting.

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.
MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD			[ ]
PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
Signature:__________________________	Date: ________	Signature:__________________________	Date: ________